Exhibit (e)(2)

EXHIBIT A

FUNDS

Name of Series

Amplify Online Retail ETF

Amplify CWP Enhanced Dividend Income ETF

Amplify Transformational Data Sharing ETF

Amplify Lithium & Battery Technology ETF

Amplify BlackSwan Growth & Treasury Core ETF

Amplify Emerging Markets FinTech ETF

Amplify High Income ETF

Amplify Seymour Cannabis ETF

Amplify BlackSwan ISWN ETF

Amplify Thematic All-Stars ETF

Amplify Digital & Online Trading ETF

Amplify BlackSwan Tech & Treasury ETF

Amplify Inflation Fighter ETF

Amplify Natural Resources Dividend Income ETF

Amplify International Enhanced Dividend Income ETF